SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2010

PACIFIC LAND AND COFFEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

         0-30595

           33-0619256

(Commission File Number)

(IRS Employer Identification No.)

201 St. Charles Ave., Ste. 2557-A,  New Orleans, LA  70170-1000

(Address of Principal Executive Offices)

(504) 599-5684

(Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, Dennis Nielsen resigned as a director and John L. Hales resigned as Chief Executive Officer and director. Messrs. Nielsen and Hales have been provided with a copy of this Current Report on Form 8-K and have declined to furnish any letter of comment.

On

September 24, 2010, Michael Bowers and Bruce Gwyn were elected to the Board of Directors, with Mr. Bowers to also serve as President.  Andrew Reid, who was already a director, was elected as Chief Executive and Chief Financial Officer.

            Michael Bowers, 54, has over 25 years of real estate experience.  Upon graduation from SMU with his BBA he relocated to Breckenridge, Colorado where he founded Alpenglow Development Corporation.  He developed townhomes in Breckenridge, Colorado for several years.   Following a move back to the Dallas area, he became the Chief Financial Officer for two different companies.  Perusing his interest in real estate, he subsequently developed resources for asset management, acquisition, mortgage lending and commercial funding.  His focus recently has been in the acquisition of commercial properties and real estate development.

Bruce Gwyn, 49,  is a listed Principal and CFTC registered Associated Person  of Level  III Trading, LLC, a CFTC registered introducing broker and NFA member.

From August 1985 to December 1989, Mr. Gwyn was employed by Stotler & Co., a commodity futures brokerage firm, where he worked the bond floor at the Chicago Board of Trade (CBOT). During the years that followed, Mr. Gwyn moved onto managing Stotler & Co.’s bond desk on the floor, then became Manager of Stotler & Co.’s entire order desk. The order desk handled all of Stotler & Co.’s clients across the commodity markets and was not located on the floor; instead, Mr. Gwyn monitored the markets via computer. Here, Mr. Gwyn became familiar with the technical and fundamental aspects of the markets, especially the value of inter- and intra-market relationships. Mr. Gwyn was a CFTC registered Associated Person of Stotler & Co. from July 24, 1986 to September 1, 1989 and an NFA Associate member in such capacity from July 9, 1986 to September 1, 1989.

In December of 1989, Mr. Gwyn joined several other brokers from Stotler & Co. in forming New Orleans Futures, a CFTC registered Introducing Broker. Mr. Gwyn was responsible for trading operations at the firm. As a great many traders utilized New Orleans Futures as an Introducing Broker, Mr. Gwyn was able to gain a enormous exposure to different trading strategies during his time there. Mr. Gwyn was a CFTC registered Associated Person and a listed Principal of New Orleans Futures and an NFA Associate Member in such capacities from February 14, 1990 to August 29, 1994. Mr. Gwyn was also a CFTC registered Associated Person of North Shore Investment Group, Ltd. from October 24, 1989 to February 16, 1990 and an NFA Associate Member in such capacity from September 5, 1989 to February 16, 1990. North Shore Investment Group, Ltd. was a CFTC registered Commodity Trading Advisor, Commodity Pool Operator, and Introducing Broker at the time of Mr. Gwyn’s association with the firm.

In December of 1995, Mr. Gwyn left New Orleans Futures to pursue a business opportunity apart from the futures industry: National Business Products, an office supply company based in Louisiana. He remains an owner of the company to this day and also engages in proprietary trading of the futures market.

Mr. Gwyn is FINRA Series 3 examination-qualified. He graduated from Tulane University in 1985 with a Bachelor of Arts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 30, 2010

PACIFIC LAND AND COFFEE CORPORATION

By:

/s/ Andrew V. Reid

Andrew V. Reid

Chief Executive Officer